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                                                                      EXHIBIT 11

           UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                      Three Months Ended                  Nine Months Ended
                                                                        September 30,                       September 30,
                                                                -----------------------------------------------------------------
                                                                  1995                1994            1995                1994
                                                                --------            --------        --------           ----------
                                                                            (in thousands, except for per share data)
Primary Earnings Per Share
--------------------------
    Income available to common shareholders:
    ----------------------------------------
    Income from continuing operations . . . . . . . . . . . . . $ 21,464            $ 15,126        $ 53,426           $   43,543
    Less: Income (loss) from discontinued operations  . . . . .     (216)                127          (3,057)                 119
                                                                --------            --------        --------           ----------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 21,248            $ 15,253        $ 50,369           $   43,662
                                                                ========            ========        ========           ==========

    Weighted average number of common and
    common equivalent shares:
    --------------------------------------------
    Average common shares outstanding . . . . . . . . . . . . .   27,750              27,374          27,499               27,269
    Add:  Dilutive effect of stock options after
            application of treasury stock method  . . . . . . .      908               1,174             896                1,274
          Dilutive effect of preferred stock
            after application of "if converted" method  . . . .    3,230                 -             1,254                  -
                                                                --------            --------        --------           ----------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .   31,888              28,548          29,649               28,543
                                                                ========            ========        ========           ==========

    Earnings per share:
    -------------------
    Income from continuing operations . . . . . . . . . . . . . $    .68            $    .53        $   1.80           $     1.53
    Loss from discontinued operations . . . . . . . . . . . . .     (.01)                 -             (.10)                  -
                                                                --------            --------        --------           ----------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . . $    .67            $    .53        $   1.70           $     1.53
                                                                ========            ========        ========           ==========

Fully Diluted Earnings Per Share
--------------------------------
    Income available to common shareholders:
    ----------------------------------------
    Income from continuing operations . . . . . . . . . . . . . $ 21,464            $ 15,126        $ 53,426           $   43,543
    Less: Income (loss) from discontinued operations  . . . . .     (216)                127          (3,057)                 119
                                                                --------            --------        --------           ----------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 21,248            $ 15,253        $ 50,369           $   43,662
                                                                ========            ========        ========           ==========

    Weighted average number of common and
    all dilutive contingent shares:
    -----------------------------------------------
    Average common shares outstanding . . . . . . . . . . . . .   27,750              27,374          27,499               27,269
    Add:  Dilutive effect of stock options after
            application of treasury stock method  . . . . . . .      960               1,174           1,067                1,274
          Dilutive effect of preferred stock
            after application of "if converted" method  . . . .    3,910                 -             1,518                  -
                                                                --------            --------        --------           ----------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .   32,620              28,548          30,084               28,543
                                                                ========            ========        ========           ==========

    Earnings per share:
    -------------------
    Income from continuing operations . . . . . . . . . . . . . $    .66            $    .53        $   1.77           $     1.53
    Loss from discontinued operations . . . . . . . . . . . . .     (.01)                 -             (.10)                  -
                                                                --------            --------        --------           ----------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . . $    .65            $    .53        $   1.67           $     1.53
                                                                ========            ========        ========           ==========





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